EXHIBIT 10.2
SECOND AMENDMENT TO THE
AMENDED AND RESTATED
IXIA 2008 EQUITY INCENTIVE PLAN
          WHEREAS, Ixia (“Ixia” or the “Company”) previously adopted the Ixia 2008 Equity Incentive Plan effective April 11, 2008; and
          WHEREAS, the Company amended and restated the Ixia 2008 Equity Incentive Plan, as amended, effective as of May 19, 2010, and further amended such plan effective April 8, 2011 (the “Plan”); and
          WHEREAS, the Company reserved the right to further amend the Plan pursuant to Section 16 thereof; and
          WHEREAS, the Company desires to further amend the Plan to increase the total number of shares authorized for issuance under the Plan, implement a fungible share count provision, and make certain other changes.
          NOW, THEREFORE, the Plan is amended as follows:
1.	All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as such terms have in the Plan.

2.	Section 3 of the Plan is amended in its entirety to read as follows:

“3. Shares Reserved.

a. Maximum Shares. The maximum number of Shares available for awards pursuant to the Plan effective as of the Company’s 2011 Annual Meeting of Shareholders shall be 9,950,000 Shares (or the number of shares of stock to which such Shares shall be adjusted as provided in Section 14 of the Plan). Options and SARs awarded after December 31, 2010 shall reduce the number of Shares available for Awards by one Share for every one Share subject to such Awards. Restricted Stock Awards and Restricted Stock Units awarded after December 31, 2010 shall reduce the number of Shares available for Awards by two Shares for every one Share subject to such Awards. The number of Shares reserved for issuance under the Plan may be set aside out of authorized but unissued Shares not reserved for any other purpose or (to the extent permitted under applicable law) out of issued Shares acquired for and held in the treasury of the Company from time to time.

b. Unissued Shares. Shares subject to, but not sold or issued under, any Award terminating, expiring, forfeited or canceled for any reason shall again become available for Awards thereafter granted under the Plan and the same shall not be deemed an increase in the number of Shares available for Awards under the Plan. To the extent such Shares become available after December 31,

2010, they shall become available hereunder as one Share for each such Share subject to Options and SARs and two Shares for each such Share subject to Restricted Stock Awards and Restricted Stock Units.

c. Acquisitions and Combinations. Awards made in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines shall not reduce the Shares available for Awards under the Plan, nor shall such Shares again be available for Awards under the Plan as provided in Section 3(b). Additionally, in the event that a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares available for Awards under the Plan; provided, however, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.”

3.	This Second Amendment shall be effective upon approval, on or before June 30, 2011, by the shareholders of the Company in accordance with the shareholder approval provision of Section 15 of the Plan. This Second Amendment shall not become effective if not approved by the shareholders of the Company on or before such date and, in such case, the Plan shall continue in full force and effect without regard to this Second Amendment.
          IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Plan as of the date set forth below.

IXIA
Date: April 8, 2011	By:	/s/ Atul Bhatnagar
Atul Bhatnagar
President and Chief Executive Officer

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